As filed with the Securities and Exchange Commission on April 2, 2001
                                                     Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               DECISIONLINK, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                         84-1063897
(State or other jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

     1181 Grier Drive, Suite B, Las Vegas, Nevada         89119
         (Address of principal executive offices)         (Zip Code)

                             2000 STOCK OPTION PLAN
                                        &
                       CONSULTANT STOCK COMPENSATION PLAN
                            (Full Title of the Plans)

                                MELVIN W. PELLEY
                             CHIEF FINANCIAL OFFICER
                               DECISIONLINK, INC.
                            1181 GRIER DRIVE, SUITE B
                             LAS VEGAS, NEVADA 89119
                                 (702) 361-9873
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

    A copy of all communications, including communications sent to the agent for service should be sent to:

                             ELLIOT H. LUTZKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, N.Y. 10158-0125
                                 (212) 687-3860

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------
  Title of Each Class of                           Proposed Maximum          Proposed
     Securities to be         Amount to be             Offering               Maximum           Amount of
        Registered             Registered               Price           Aggregate Offering    Registration
                                                      Per Share                Price               Fee
- ------------------------------------------------------------------------------------------------------------------
Stock Options               20,000,000 (1)           $      --               $       --          $ ---(2)
- ------------------------------------------------------------------------------------------------------------------
Common Shares, par
value $.0001 per share      20,000,000 (3) (4)       $0.17965(5)             $3,593,000          $ 898.25
- ------------------------------------------------------------------------------------------------------------------
Common Shares, par


value $.0001 per share      255,556 (6)              $0.17965(5)             $45,910.64          $  11.48
- ------------------------------------------------------------------------------------------------------------------
    Total........................................................................................$ 909.73(7)
- ------------------------------------------------------------------------------------------------------------------

(1) Represents 20,000,000 options granted or to be granted pursuant to the 2000 Stock Option Plan.

(2)      No registration fee is required pursuant to Rule 457(h)(3).

(3) Shares issuable upon exercise of options granted or available for grant under the Plan.

(4) Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan and the Options.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low prices of the Registrant's Common Stock on the NASD's electronic bulletin board on March 29, 2001.

(6) Represents shares of common stock to be issued as compensation to individuals for legal and consulting services.

(7)      Paid herewith.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by DecisionLink, Inc., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

1. Transition Report on Form 10-KSB for the transition period from October 1, 2000 to ended December 31, 2000.

2.       Current Report on Form 8-K (Date of Earliest Event Reported January 3,
         2001).

3.       Current Report on Form 8-K (Date of Earliest Event Reported January 16,
         2001).

4. The description of the Registrant's common stock, par value $.0001 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-17569) file pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.



ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Snow Becker Krauss P.C., New York, New York, owns 579,623 shares of Common Stock of the Registrant. SBK Investment Partners, an investment entity of members of Snow Becker Krauss P.C. owns 102,309 shares of common stock, and 6,250 Class D Common Stock Purchase Warrants. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the securities being registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation organized thereunder to indemnify its directors and officers for certain of their acts. The Articles of Incorporation of the Registrant are framed so as to conform to the DGCL.

         The laws of Delaware provide for indemnification of officers and directors who are totally successful in defending themselves, by placing a restrictive provision in the Articles of Incorporation.

         Delaware law provides that a director who is found to be liable for negligence or misconduct in the performance of his duty to The Registrant, is indemnified if a court, upon application, finds that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

         The Registrant's By-Laws provide for indemnification of officers and directors, except in relation to matters as to which they are finally adjudged to be liable for negligence or misconduct, but only if the corporation is advised in writing by its counsel that in his opinion the person indemnified did not commit such negligence or misconduct. The DGCL provides that an officer or director may be indemnified if he (a) conducted himself in good faith, (2) reasonably believed, in his official capacity with the corporation, that his conduct was in the corporation's best interest, or (3) in all other cases, his conduct was at least not opposed to the corporation's best interest; however, if in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him, Delaware law provides that indemnification is not available.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         EXHIBIT NO.                 DESCRIPTION OF EXHIBIT
         -----------                 ----------------------

         4.1 2000 Stock Option Plan (incorporated by reference from Registrant's report on Form 10-KSB for the three month transition period ended December 31, 2000 filed with the Securities and Exchange Commission).

         5.1                Opinion of Snow Becker Krauss P.C.

         23.1               Consent of Snow Becker Krauss P.C. (included in
                            Exhibit 5.1 hereto).

         23.2               Consent of Goldstein Golub Kessler LLP.

- -------------------


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10 (a) (3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 30th day of March, 2001

                                      DECISIONLINK, INC.

                                      By:  /s/ Geoffrey F. Hewitt
                                           ----------------------
                                             Geoffrey F. Hewitt,
                                             Chief Executive Officer And
                                             Chairman of the Board

                                      By:  /s/ Melvin W. Pelley
                                            ----------------
                                             Melvin W. Pelley
                                             Chief Financial Officer
                                             (Principal Financial and Accounting
                                             Officer)


                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoffrey F. Hewitt or Melvin W. Pelley and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution , for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 30, 2001 in the capacities indicated.

          NAME                  TITLE
          ----                  -----

/s/ Geoffrey F. Hewitt          Chief Executive Officer And Chairman Of
- -----------------------         The Board
 Geoffrey F. Hewitt             (Principal Executive Officer)

/s/ David S. Peachey            Director And President
- --------------------

David S. Peachey

/s/ Peter J. Lagergren          Director, President - Communications Division
- -----------------------
Peter J. Lagergren

/s/ Melvin W. Pelley            Chief Financial Officer
- ---------------------           (Principal Financial And Accounting
Melvin W. Pelley                Officer)

/s/ Brian S. O'Neil             Director, Executive Vice President - Corporate
- -------------------             Development
Brian A. O'Neil

/s/ Irwin J. Gruverman          Director
- -----------------------
Irwin J. Gruverman

/s/ Trevor S. Nelson            Director
- --------------------
Trevor S. Nelson

- --------------------            Director
Walter Haemmerli


- --------------------            Director
Byron A. Denenberg